Exhibit 23.2

       CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

           We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and the related prospectus pertaining to the Intel Corporation 1997 Stock Option Plan and to the incorporation by reference therein of our report dated January 13, 1997, with respect to the consolidated financial statements and schedule of Intel Corporation included and incorporated by reference in its Annual Report (Form 10-K) for the year ended December 28, 1996, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

San Jose, California
March 26, 1997